Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, Rock-Tenn Company Amended and Restated 2004 Incentive Stock Plan, Rock-Tenn Company (SSCC) Equity Incentive Plan, WestRock Company Amended and Restated 2016 Incentive Stock Plan, Multi Packaging Solutions International Limited 2015 Incentive Award Plan, WestRock Company Employee Stock Purchase Plan, KapStone Paper and Packaging 2016 Incentive Plan, KapStone Paper and Packaging 2014 Incentive Plan, and KapStone Paper and Packaging Amended and Restated 2006 Incentive Plan of our reports dated November 17, 2017, with respect to the consolidated financial statements of WRKCo Inc., formerly known as WestRock Company, and the effectiveness of internal control over financial reporting of WRKCo Inc., included in its Annual Report (Form 10-K) for the year ended September 30, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 7, 2018